UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

 (Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 17, 2013

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (this “Form 8-K/A”) is being filed to incorporate changes to the Current Report on Form 8-K filed by Interleukin Genetics, Inc. (the “Company”) on May 17, 2013 (the “Form 8-K”). This Form 8-K/A amends and restates only Item 5.02 of the Form 8-K in its entirety, and all other Items of the Form 8-K are unchanged.

Item 5.02.	Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Prior to the Offering, the Board of Directors of the Company consisted of six directors. Pursuant to the terms of the Certificate of Designations, Rights and Preferences of Series A-1 Preferred Stock and Series B Preferred Stock, the holders of the Series A-1 Preferred Stock, voting together as a class, were entitled to elect up to three directors to our Board of Directors (the “Series A-1 Directors”) and the holders of Series B Preferred Stock, voting together as a class, were entitled to elect one director to our Board of Directors (the “Series B Director”). The Series A-1 Directors were nominated and elected by Pyxis, as the sole holder of shares of our Series A-1 Preferred Stock. Prior to the Offering, James M. Weaver and Roger C. Colman were the Series A-1 Directors (and there was one vacancy). The Series B Director was nominated and elected by DDMI, as the sole holder of shares of our Series B Preferred Stock. Prior to the Offering, Goran Jurkovic was the Series B Director. Prior to the Offering, the Board included three directors who were not Series A-1 or Series B Directors and who were classified into three classes as follows: (i) William C. Mills III (Class I director with a term ending at the 2013 annual meeting), (ii) Kenneth S. Kornman, the Company’s Chief Executive Officer (Class II director with a term ending at the 2014 annual meeting), and (iii) Mary E. Chowning (Class III director with a term ending at the 2015 annual meeting). Under the terms of the Purchase Agreement, following the Offering the Board is to consist of seven directors as follows: (i) the Company’s CEO; (ii) one independent director (was shall initially be Mr. Mills); (iii) two directors designated by Pyxis, (iv) one director designated by DDMI; and (v) two directors designated by Bay City Capital Fund V, L.P., one of the Purchasers (“Bay City”). Accordingly, effective subject to and immediately following the closing of the Offering, James M. Weaver, Roger C. Colman, Goran Jurkovic and Mary E. Chowning resigned as directors of the Company (the “Director Resignations”).

(d) Pursuant to the terms of the Purchase Agreement, immediately following the Director Resignations, the number of persons which constitutes the entire Board was set at seven, and immediately thereafter, in accordance with the Company’s Bylaws, the following persons were appointed as directors to fill the vacancies on the Board and to serve in accordance with the Bylaws in the classes set forth below (with Mr. Mills (Class I) and Dr. Kornman (Class II)):

(i)	James Weaver was appointed as a Class I director with a term ending at the 2013 annual meeting of stockholders;

(ii)	Dayton Misfeldt was appointed as a Class II director with a term ending at the 2014 annual meeting of stockholders; and

(iii)	Goran Jurkovic, Roger Colman and Lionel Carnot were appointed as Class III directors with a term ending at the 2015 annual meeting of stockholders.

James Weaver and Roger Colman were designated by Pyxis, Goran Jurkovic was designated by DDMI and Dayton Misfeldt and Lionel Carnot were designated by Bay City. The Board did not appoint committee members at that time.

On May 30, 2013, following the closing of the Purchase Agreement, the Board appointed members of its committees as follows:

1)	Audit Committee: Goran Jurkovic, Lionel Carnot and William C. Mills III (chair);

2)	Compensation Committee: William C. Mills III, Roger Colman and Dayton Misfeldt (chair); and

3)	Nominating Committee: Lionel Carnot and Roger Colman (chair).

In the Offering, Bay City and an affiliated fund purchased an aggregate of 20,572,163 Shares for an aggregate purchase price of $5,647,058, and were issued Warrants to purchase an aggregate of 15,429,122 shares of Common Stock.

The disclosure set forth in Item 13 of the Company’s Form 10-K/A (File No. 001-32715), filed with the SEC on April 29, 2013, under the caption “Certain Relationships and Related Transactions” is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLEUKIN GENETICS, INC.

Date: June 5, 2013	/s/ Eliot M. Lurier
Eliot M. Lurier
Chief Financial Officer